Exhibit 99.2

Management's Report on Internal Control Over Financial Reporting

Wisconsin Energy Corporation's management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Under the supervision and with the participation of Wisconsin Energy's management, including its principal executive officer and principal financial officer, Wisconsin Energy conducted an evaluation of the effectiveness of its internal control over financial reporting based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its evaluation under the framework in Internal Control - Integrated Framework, Wisconsin Energy's management concluded that Wisconsin Energy's internal control over financial reporting was effective as of December 31, 2004.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.  Also, projections of any evaluation of the effectiveness of internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Deloitte & Touche LLP, an independent registered public accounting firm, as auditors of Wisconsin Energy Corporation's financial statements has issued an attestation report on management's assessment of the effectiveness of Wisconsin Energy's internal control over financial reporting as of December 31, 2004. Deloitte & Touche's report is included in Exhibit 99.1.

Changes in Internal Control Over Financial Reporting

There has not been any change in Wisconsin Energy's internal control over financial reporting during the fourth quarter of 2004 that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.